Exhibit 21.1

SUBSIDIARIES OF HUNTINGTON INGALLS INDUSTRIES, INC.

Name of Subsidiary	Jurisdiction of Organization
Avondale Engineering & Construction Company	Delaware
CEMC Enterprise, LLC	Delaware
Enlighten IT Consulting LLC	Maryland
Fleet Services Holding Corp.	Delaware
Gray Research, Inc.	Alabama
H&B Defence Pty Ltd	Australia
HII (AUS) Holding Company Pty Ltd	Australia
HII Energy Inc.	Virginia
HII Mission Technologies Corp.	Delaware
HII Nuclear Inc.	Delaware
HII Nuclear Canada, Inc.	Canada
HII San Diego Shipyard Inc.	California
HII Services Corporation	Delaware
HII ShipCycle, LLC	Delaware
HII Technical Solutions Corporation	Delaware
HII Nuclear UK Limited	United Kingdom
HII TSD Holding Company	Delaware
HII (US) International Holding Company	Delaware
HII (UK) International Holding Company Ltd.	United Kingdom
HII Unmanned Systems, Inc.	Delaware
Huntington Ingalls Engineering Services, Inc.	Delaware
Huntington Ingalls Incorporated	Virginia
Huntington Ingalls Industries Australia Pty Ltd.	Australia
Huntington Ingalls Industries Energy and Environmental Services, Inc.	Delaware
Huntington Ingalls Industries International Shipbuilding, Inc.	Nevada
Huntington Ingalls Industries Risk Management LLC	Vermont
Huntington Ingalls Unmanned Maritime Systems, Inc.	Delaware
Idaho Cleanup Completion Partners, LLC	Delaware
Ingalls Shipbuilding, Inc.	Delaware
Integrated Mission Excellence, LLC	Delaware
KHA Defense Solutions PTY LTD	Australia
National TRU Solutions LLC	Delaware
Nationwide Remediation Partners, LLC	Delaware
Newport News Nuclear BWXT-Los Alamos, LLC	Delaware
Newport News Nuclear, Inc.	Virginia
Newport News Reactor Services, Inc.	Virginia
Newport News Shipbuilding and Dry Dock Company	Delaware
Pantex Production Partners LLC	Delaware
Pegasus International Holdings, Inc.	Texas
Pegasus International Services, Inc.	Nevada
Realion Robotics LLC	Virginia

Exhibit 21.1

Name of Subsidiary	Jurisdiction of Organization
Titan II Inc.	Delaware
Trusted Security Alliance, LLC	Maryland
UniversalPegasus International Trinidad and Tobago Limited	Trinidad and Tobago
Veritas Analytics, Inc.	Virginia

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